Exhibit 99.1
Victoria’s Secret & Co. Plans $125 Million Accelerated Share Repurchase Program

Increases Fourth Quarter 2022 Sales, Operating Income, and Diluted EPS Guidance

Reynoldsburg, Ohio (January 31, 2023) — Victoria’s Secret & Co. (“Victoria’s Secret” or the “Company”) (NYSE: VSCO) today announced that it plans to enter into an accelerated share repurchase agreement (“ASR”) with Goldman Sachs & Co. LLC (“Goldman Sachs”) to repurchase $125 million of the Company’s common stock.

Under the terms of the ASR, the Company will make an initial payment of $125 million to Goldman Sachs and will receive an initial delivery of approximately 2.5 million shares of the Company’s common stock on February 3, 2023. The final number of shares to be repurchased will be based on the volume-weighted average price of the Company’s common stock during the term of the ASR less a discount and subject to adjustments pursuant to the terms of the ASR. The final settlement of the ASR is expected to be completed in the second quarter of 2023. The planned ASR is a component of a broader share repurchase program announced on January 11, 2023 (“January 2023 Share Repurchase Program”) authorizing the repurchase of up to $250 million of the Company’s common stock. Shares acquired through the January 2023 Share Repurchase Program will be available to meet obligations under equity compensation plans and for general corporate purposes.

Concurrent with the announcement of the planned ASR, the Company is increasing its fourth quarter 2022 sales, operating income, and earnings per share guidance. Operating income is now forecasted to be in the range of $265 million to $275 million, or approximately 13% to 14% of sales, and above its previously communicated guidance range of $245 million to $265 million. The Company now expects net income for the fourth quarter 2022 to be in the range of $2.25 to $2.35 per diluted share, higher than its previously communicated guidance range of $2.05 to $2.25 per diluted share. Consistent with this level of profitability, the Company expects a net sales decline in the range of 7% to 8%, or better than prior guidance of a high-single digit decline, compared to last year’s fourth quarter net sales of $2.175 billion. All updated fourth quarter 2022 guidance excludes the financial impact of the recent acquisition of AdoreMe, Inc. (“Adore Me”), as well as transaction costs and purchase accounting related to this transaction.

CEO Martin Waters commented, “Our teams executed our strategies very well against a challenging economic environment for our customer during the holiday quarter. Our sales performance was at the better end of our guidance with margins solidly in line with our expectations despite our response to a very promotional environment during the holiday season. With diligent focus, we accomplished this outcome and will end the year with inventory levels down low double digits when accounting for modal mix shifts, and expect an expense outcome at the better end of our range. Our teams are clearly controlling what we can control and I am proud of their efforts during these difficult times.”

Martin continued, “As we turn the page to the new year, we recognize the economic environment is not ideal and may cause 2023 results to look similar to the year we just finished. However, we are evolving and innovating our business and have organic growth strategies and new customer experiences well identified and ready to launch during 2023. We have a recently acquired business in Adore Me with double digit growth plans and with technologies we plan to leverage in our core Victoria’s Secret and Victoria’s Secret PINK brands. We have an International business also growing double digits with partner plans for new stores and new countries planned out through the next two years. And most importantly, we are a market leader in the intimates category and are positioned for future growth, both in our core and with Adore Me now in the family. I could not be more proud of this team and what we have accomplished together in the last 18 months during unprecedented times, and I firmly believe we are positioned for success for many years to come.”

About Victoria’s Secret & Co.
Victoria’s Secret & Co. (NYSE: VSCO) is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and Victoria’s Secret PINK, that share a common purpose of inspiring and uplifting our customers in every stage of their lives, and Adore Me, a technology-led, digital-first innovative intimates brand serving women of all sizes and budgets at all phases of life. We are committed to empowering our more than 30,000 associates across a global footprint of approximately 1,350 retail stores in approximately 70 countries. We provide our customers with products and experiences that make them feel good inside and out while driving positive change through the power of our products, platform and advocacy.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, could affect our financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:
•the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.) may not be tax-free for U.S. federal income tax purposes;
•we may not realize all of the expected benefits of the spin-off;

•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the novel coronavirus (COVID-19) global pandemic has had and may continue to have an adverse effect on our business and results of operations;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license, wholesale, and joint venture partners;
•our direct channel business;
•our ability to protect our reputation and the image of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to realize the potential benefits and synergies sought with the acquisition of AdoreMe, Inc.;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦political instability, environmental hazards or natural disasters;
◦significant health hazards or pandemics;
◦legal and regulatory matters;
◦delays or disruptions in shipping and transportation and related pricing impacts; and
◦disruption due to labor disputes;
•our geographic concentration of vendor and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in freight, product input and energy costs, including those caused by inflation;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to comply with regulatory requirements; and
•legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on March 18, 2022 and December 2, 2022, respectively.

For further information, please contact:

Victoria's Secret & Co.:
Investor Relations:	Media Relations:
Kevin Wynk	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com